Accountants and Business Advisors

GRANT THORNTON LLP

November 30, 2004

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: File No. 333-106501

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of KH Funding Company dated November

29, 2004, and agree with the statements concerning our firm contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Suite 300

2070 Chain Bridge Road

Vienna, Virginia 22182

T 703.847.7500

F 703.848.9580

W www.grantthornton.com

Grant Thornton LLP

US Member of Grant Thornton International